CERTIFICATE OF AMENDMENT
                                  OF CHARTER
                                      OF
                 PREFERRED LIFE INSURANCE COMPANY OF NEW YORK

Under Section 1205 of the Insurance Law of the State of New York and
Section 805 of the Business Corporation Law of the State of New York

Pursuant to the provisions of Section 1206 of the Insurance Law of the State of New York, the undersigned President and Secretary of Preferred Life Insurance Company of New York hereby certify:

1. The name of the Corporation is Preferred Life Insurance Company of New
York.
2. The Charter of the Corporation was filed with the Insurance Department of the State of New York in December 21, 1982.
3. The amendment to the Charter effected by this certificate is to amend
Article V, Section 6, to effect a change in the director residency requirements to conform to New York Law, Article 12, Section 1201.
4. In order to effect such amendment, Article V, Section 6 of the Charter is amended in its entirety to read as follows:

SECTION 6: At all times a majority of the directors shall be citizens and residents of the United States, not less than three (3) thereof, shall be residents of the State of New York, and each director shall be at least eighteen (18) years of age.

5. The amendment of the Charter of the Corporation was authorized by unanimous consent of the Board of Directors of the Corporation at a meeting of the Board held on September 16, 1988 at Minneapolis, Minnesota in accordance with Section 1206 of the New York Insurance Law and Section 708(b) of the Business Corporation Law of the State of New York, followed by the unanimous consent of the sole shareholder of the Corporation at a special Shareholders Meeting held on September 16, 1988 at Minneapolis, Minnesota in accordance with Section 615(b) of the Business Corporation.

IN WITNESS WHEREOF, we hereunto sign our names and affirm that the statements herein are true under the penalties of perjury this 5th day of October, 1988.






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PREFERRED LIFE INSURANCE COMPANY OF NEW YORK

By:  /s/ Ronald Wobbeking
        _______________________
        Ronald Wobbeking - President

Attest: /s/ Alan A Grove
        ________________________
        Alan A Grove - Secretary





































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